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                                                                     Exhibit 3.6

                    BYLAWS OF ORO SPANISH BROADCASTING, INC.

     ARTICLE I. OFFICES

     Section 1.01. Address: The corporation shall have its principal executive office in San Francisco, California, and may have offices at such other places within or without this State as the Board of Directors may from time to time designate.

     ARTICLE II. DIRECTORS

     Section 2.01. Responsibility of Board. Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the shareholders, as that term is defined in Section 153 of the California Corporations Code, or by the outstanding shares, as that term is defined in
Section 152 of the Code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

     Section 2.02. Number of Directors. The number of directors of this corporation shall be three.


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     Section 2.03. Election and Term of Office. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting.

     Section 2.04. Removal of Directors. Any individual director or the entire Board of Directors may be removed from office in the manner provided by law.

     Section 2.05. Filling Vacancies. (a) Except as otherwise provided in the Articles of Incorporation of the corporation or in these Bylaws, and except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

     (b) Unless the Articles of Incorporation of the corporation should be amended, or a Bylaw should be adopted by the shareholders to provide that vacancies occurring in the Board by reason of the removal of directors may be filled by the Board, such vacancies may be filled only by approval of the shareholder as that term is defined in Section 153 of the California Corporations Code. Any vacancy authorized to be but not filled by the directors may be filled by the shareholders and any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

     Section 2.06. Call of Meetings. Meetings of the Board may be called by the Chairman of the Board, if any there be, or the President, or any Vice President, or the Secretary, or any two directors of the corporation.


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     Section 2.07. Place of Meetings. All meetings of the Board shall be held at the corporation's principal executive office.

     Section 2.08. Time of Regular Meetings. Regular meetings of the Board shall be held, without call or notice, immediately following each annual meeting of the shareholders of the corporation.

     Section 2.09. Notice of Special Meetings. (a) Notice of any special meeting of the Board shall be given to each director by first-class mail, postage prepaid, at least four (4) days in advance of the meeting or delivered in person or by telephone or telegraph at-least forty-eight (48) hours in advance of the meeting.

     (b) No notice need be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such director.

     Section 2.10. Quorum. A majority of the authorized number of directors consti tutes a quorum of the Board for the transaction of business except as hereinafter provided.

     Section 2.11. Transactions of Board. Except as otherwise provided in the Articles, in these Bylaws, or by law, every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present is the act of the Board, provided, however, that any meeting at which a quorum was initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for such meeting.


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     Section 2.12. Adjournment. A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of the adjournment to another time or place must be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     Section 2.13. Conduct of Meetings. The Chairman of the Board, or if there is no such officer the President, or, in his absence, any director selected by the directors present, shall preside at meetings of the Board of Directors. The Secretary of the corporation or, in the Secretary's absence, any person appointed by the presiding officer shall act as Secretary of the Board. Board members may participate in any such meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes personal presence at the meeting.

     Section 2.14. Compensation. Directors shall receive such compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board.


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notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for such meeting.

     Section 2.12. Adjournment. A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of the adjournment to another time or place must be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     Section 2.13. Conduct of Meetings. The Chairman of the Board, or if there is no such officer the President, or, in his absence, any director selected by the directors present, shall preside at meetings of the Board of Directors. The Secretary of the corporation or, in the Secretary's absence, any person appointed by the presiding officer shall act as Secretary of the Board. Board members may participate in any such meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes persona presence at the meeting.

     Section 2.14. Compensation. Directors shall receive such compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board.


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     Section 2.15. Indemnification. The corporation has power to indemnify any person who is or was a director, officer, employee, or other agent of this corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust, or other enterprise, at the request of this corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, as provided in Section 317 of the California Corporations Code, as that section now exists or may hereafter from time to time be amended to provide.

     ARTICLE III. SHAREHOLDERS' MEETINGS

     Section 3.01. Place of Meetings. Meetings of the shareholders shall be held at the corporation's principal executive office.

     Section 3.02. Time of Meeting. The annual meeting of shareholders shall be held on the first Tuesday of April of each year at 4:00 P.M. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

     Section 3.03. Persons Entitled to Call Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the


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Board, if any there be, the President of the corporation, or the holders of shares entitled to cast not less than ten (10) percent of the votes at the meeting.

     Section 3.04. Notice of Meeting. Notice of annual and special meetings of the shareholders shall be given as provided in Section 601 of the Corporations Code as that section now exists or may hereafter from time to time be amended to provide.

     Section 3.05. Waiver of Notice and Other Defects. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals must be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at the meeting also constitutes a waiver of notice to that person if he or she fails to object at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened, but such attendance does not constitute a waiver of the right to object to the consideration of matters required by law or these Bylaws to be included in the notice but not so included if the objection is expressly made at the meeting.

     Section 3.06. Quorum. A majority of the shares entitled to vote, represented inn person or by proxy, constitutes a quorum for the transaction of business. Business may be


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continued after withdrawal of enough shareholders to leave less than a quorum, provided any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting may be adjourned from time to time by a majority vote of the shares represented in person or by proxy.

     Section 3.07. Election by Ballot. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

     Section 3.08. Voting. Except as otherwise provided in the Articles of Incorporation or by agreement or by the General Corporation Law, shareholders on the record date are entitled to notice and to vote, notwithstanding the transfer of any shares on the books of the corporation after the record date.

     ARTICLE IV. OFFICERS

     Section 4.01. Offices. This corporation shall have a President, a Vice President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board, as the Board of Directors may from time to time designate and appoint. Any two or more offices may be held by one person except that one person may not hold both the offices of President and Vice President or President and Secretary. The office of Vice President and any office designated by the Board may be left unfilled for any period in the discretion of


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the Board. All officers shall be chosen by, and, subject to any rights an officer may have under an employment contract with the corporation, shall hold office at the pleasure of, the Board which shall fix their compensation.

     Section 4.02. Chairman of the Board. The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board and perform such other powers and duties as may from time to time be assigned by the Board or prescribed by law or by these Bylaws.

     Section 4.03. President. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall perform all the duties commonly incident to that office. The President shall preside at all meetings of the shareholders and, if there is no Chairman of the Board, at all meetings of the Board.

     Section 4.04. Vice President. The Vice President, or the Vice Presidents in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant, and shall perform such other duties and have such other powers as the Board or the President shall from time to time designate.

     Section 4.05. Secretary. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; shall keep the minutes of all proceedings of shareholders and of the Board; and shall perform such other


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duties as are incident to the office of Secretary or as are assigned from time to time by the Board or by the President.

     Section 4.06. Treasurer. The Treasurer shall receive and have custody of all funds and securities of the corporation; keep and maintain adequate and correct books and records of account and of the corporation's assets and liabilities; and shall perform such other duties as may be assigned from time to time by the Board or by the President.

     ARTICLE V. EXECUTION OF INSTRUMENTS

     Section 5.01. Execution. The Board of Directors may, in its discretion, determine the method and by resolution designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding on the corporation.

     ARTICLE VI. ISSUANCE AND TRANSFER OF SHARES

     Section 6.01. Shareholder's Right to Certificate. Every holder of shares in the corporation shall be entitled to a certificate certifying the number of shares and the class or series of shares owned by him or her. This right extends to fractional shares and partly paid shares if such shares are issued by the corporation.


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     Section 6.02. Share Certificates. The certificates shall be in such form and device as shall be provided by the Board of Directors and shall fully comply with the provisions of the Corporations Code of the State of California. The certificates shall be signed by the Chairman of the Board, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary of the corporation, and the seal of the corporation shall be affixed thereto.

     Section 6.03. Exchange of Certificates. If the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board may order any holders of outstanding certificates to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board.

     Section 6.04. Replacement of Certificates. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of a lost, stolen, or destroyed certificate. In this latter case the corporation must, if so requested by the shareholder, issue a new certificate, provided it has received no notice that the certificate has been acquired by a bona fide purchaser, but it may require the giving of a bond or other adequate security sufficient to


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indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of the certificate or the issuance of the new certificate.

     Section 6.05. Transfer of Shares. Shares of the corporation may be transferred by endorsement by the signature of the owner, his authorized agent, attorney, or legal representative, and the delivery of the certificate; but such transfer is not valid, except as to the parties thereto, until the same is so entered on the books of the corporation so as to show the names of the parties by whom and to whom transferred, the number of the certificate, and the number or designation of the shares and the date of the transfer, and until the old certificate is surrendered to the corporation and canceled.

     Section 6.06. Duty of Corporation to Register Transfer. The corporation is under a duty to register the transfer when the certificate, properly indorsed, is presented to it with a request to register transfer; reasonable assurance is given that the endorsements are genuine and effective; the corporation has no duty to inquire into adverse claims or it has discharged any such duty; and any applicable law relating to the collection of taxes has been complied with.

     Section 6.07. Liability for Partly Paid Shares. The transferor and transferee of partly paid shares, if any are issued, shall be liable to the corporation for the unpaid balance of such shares as provided by law.


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     Section 6.08. Alternative System in Lieu of Certificates. Notwithstanding
the foregoing provisions of this Article VI, the corporation may, if any of its securities are registered under the United States Securities Exchange Act of 1934, adopt a system of issuance, recordation, and transfer of its shares by electronic or other means not involving any issuance of certificates, if the system has been approved by the California Commis sioner of Corporations or the United States Securities and Exchange Commission or if it is authorized in any statute of the United States.

     ARTICLE VII. CORPORATE RECORDS AND REPORTS

     Section 7.01. Keeping Records. The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its sharehold ers, Board of Directors, and Board committees, and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. The minutes must be kept in written form. The other books and records shall be kept either in written form or in any other form capable of being converted into written form.


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     Section 7.02. Inspection by Shareholders and Directors. Any shareholder shall have the right on written demand to inspect and copy the record of shareholders, the accounting books and records, and the minutes as provided by law. Each director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation.

     Section 7.03. Waiver of Annual Report. So long as this corporation has less than one hundred (100) holders of record of its shares, determined as provided in Section 605 of the Corporations Code, no annual report shall be sent to shareholders or be required.

     ARTICLE VIII. AMENDMENT OF BYLAWS

     Section 8.01. By Shareholders and Directors. These Bylaws may, from time to time and at any time, be amended or repealed, and new or additional bylaws adopted, by approval of the outstanding shares, as that term is defined in
Section 152 of the California Corporations Code, or, subject to any restrictions imposed by the Articles of Incorporation on the power of the Board of Directors to adopt, amend, or repeal Bylaws, by approval of the Board, provided, however, that such Bylaws may not contain any provision in conflict with law or with the Articles of this corporation, and, provided further, that: (l) after shares are issued a Bylaw changing the number of directors or from a fixed to a variable Board can be adopted only by approval of the outstanding shares; and (2) any such Bylaw reducing the number of directors below five (5) cannot be adopted if the votes cast against


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its adoption at a shareholder's meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds (16 2/3) percent of the outstanding shares entitled to vote.

                            CERTIFICATE OF SECRETARY

I certify that:

1.      I am the Secretary of Oro Spanish Broadcasting, Inc.

2. The attached Bylaws are the Bylaws of the corporation approved by the Board of Directors on April 28, 1980, at a meeting duly held.



Dated: April 28, 1980.

                               /s/ Barry A. Murphy
                               -------------------------------
                               Barry A. Murphy, Secretary


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